UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              May 9, 2017

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 15, 2017, Accelerate Diagnostics, Inc. (the “Company”) closed an underwritten public offering (the “Offering”) of 2,750,000 shares of its common stock, upsized from an original share offering of 2,500,000 shares, par value $0.001 per share (the “Shares”). The Shares were issued and sold pursuant to an underwriting agreement (the “Underwriting Agreement”), dated May 9, 2017, by and among the Company and J.P. Morgan Securities LLC, William Blair & Company, L.L.C. and Piper Jaffray & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), at a public offering price per share of $28.85. The Company will receive net proceeds of approximately $73.8 million from the Offering after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. In addition, Accelerate Diagnostics has granted the underwriters of the offering a 30-day option to purchase up to an additional 412,500 shares of its common stock at the public offering price, less the underwriting discounts and commissions.

The Offering was made pursuant to the Company’s effective automatic shelf registration statement on Form S-3 (Registration Statement No. 333-217297) previously filed with the Securities and Exchange Commission and a prospectus supplement. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement that is attached hereto as Exhibit 1.1. A copy of the opinion of Snell & Wilmer L.L.P. relating to the legality of the issuance and sale of the Shares is attached hereto as Exhibit 5.1.

On May 15, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

1.1

Underwriting Agreement, dated May 9, 2017, by and between Accelerate Diagnostics, Inc. and J.P. Morgan Securities LLC, William Blair & Company, L.L.C. and Piper Jaffray & Co., as representatives of the several underwriters named therein

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

99.1	Press Release, dated May 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2017	ACCELERATE DIAGNOSTICS, INC. (Registrant)

/s/ Steve Reichling
Steve Reichling
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1

Underwriting Agreement, dated May 9, 2017, by and between Accelerate Diagnostics, Inc. and J.P. Morgan Securities LLC, William Blair & Company, L.L.C. and Piper Jaffray & Co., as representatives of the several underwriters named therein

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

99.1	Press Release, dated May 15, 2017